UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018 (January 3, 2018)

Technovative Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-175148	38-3825959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 701, 7/F, Tower 2, Silvercord, 30 Canton Rd, Tsim Sha Tsui, KLN, Hong Kong
(Address of principal executive offices) (Zip Code)

+852-2162 7529

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events

On January 3, 2018, Technovative Group, Inc. (the “Company”) issued a press release announcing that the Company has entered into a Share Transfer Agreement dated December 27, 2017 (the “Agreement”) with several individuals, who are Shareholders of Guangzhou Hedu Information Technology Co., Ltd, a PRC company, in exchange for entering into entering into a loan agreement and a series of contractual agreements (the “VIE Agreements”), through the Company’s wholly owned foreign entity. Pursuant to the VIE Agreements, Hedu becomes a Variable Interest Entity (the “VIE”) of the Company, via the Company’s wholly owned foreign entity, and as such, the Company shall control all of Hedu’s business affairs and economic interests through its wholly-owned foreign entity. Hedu specializes in blockchain and big data analytics technologies.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 3, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2018	Technovative Group, Inc.

	By:	/s/ Lin Kuan Liang Nicolas
	Name:	Lin Kuan Liang Nicolas
	Title:	President

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